UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 14, 2023

THE ODP CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	85-1457062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of Principal Executive Offices)	(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Stock Market (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2023, the Compensation & Talent Committee (the “Committee”) of The ODP Corporation (“ODP”, or the “Company”) recommended for approval in ODP’s capacity as the parent entity of Varis, Inc. (“Varis”), a subsidiary of the Company, Varis’ 2023 Equity Incentive Plan (the “Varis Equity Plan”). On April 13, the Board of Directors of ODP approved the Varis Equity Plan. On April 14, the Varis board of directors adopted the Varis Equity Plan, under which up to 250,000 shares of Varis (“Varis common stock”) may be granted as equity awards to employees of Varis and its affiliates. The Varis board of directors has broad authority to grant awards and otherwise administer the Varis Equity Plan.

On April 14, 2023, in connection with the adoption of the Varis Equity Plan, the Varis board of directors approved a form of stock option award agreement under the plan for purposes of granting options to purchase Varis common stock (“Varis options”) to participants in the plan and approved a grant of 14,000 Varis options to ODP’s former Executive Vice President and Chief Technology Officer, Terry Leeper, who transitioned into his new role as Chief Technology Officer of Varis effective January 1, 2023. The Varis options have an exercise price equal to the fair market value of a share of Varis common stock as approved by the Committee. The Varis options will generally vest over five years based on Mr. Leeper’s continued service with Varis and its affiliates, with 20% vesting on each of the first, second, third, fourth and fifth anniversaries of either of the date of grant, and any outstanding unvested options would become fully vested upon the 12-month anniversary of the consummation of a change in control of Varis or, if earlier, upon a termination initiated by Varis without Cause (as defined in the award agreement) or a termination by the participant for Good Reason (as defined in the award agreement) in connection with a change in control. Any vested Varis options will become exercisable upon the occurrence of the following prior to their expiration date (the 10th anniversary of the grant date): (i) the consummation of a qualified initial public offering of Varis and (ii) the consummation of a change in control of Varis.

In addition, for his annual incentive opportunity in 2023, Mr. Leeper will participate in Varis’ annual incentive plan and will be eligible to receive a target bonus annual incentive cash compensation (at target) equal to 90% of base salary ($600,000), which will be determined based on the achievement of the following performance goals (and weightings): 50% Varis annual operating plan revenue and 50% Varis annual operating plan gross transaction volume. Under the Varis annual incentive plan, the maximum payout is capped at 175% of target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ODP CORPORATION

Date: April 14, 2023	/s/ Sarah E. Hlavinka
	Name:	Sarah E. Hlavinka
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary